[LOGO]  EAGLE SUPPLY GROUP, INC.

CONTACT:                              OR: INVESTOR RELATIONS COUNSEL:
Douglas P. Fields, Chairman and CEO       Adam Prior, AE       (212) 836-9606
Frederick M. Friedman, Executive VP       Devin Sullivan, SVP  (212) 836-9608
                       and CFO
Tel: 212-986-6190                         The Equity Group Inc.
Fax: 212-972-0326                         www.theequitygroup.com
www.eaglesupplygroup.com                  ----------------------
------------------------


                        FOR IMMEDIATE RELEASE
                        ---------------------

                       EAGLE SUPPLY GROUP, INC.
            REPORTS SECOND QUARTER AND SIX MONTH RESULTS

      *  Revenues for First Half of Fiscal Year 2003 Are $112.1 Million
    *  Eagle Expects Favorable Quarter Over Quarter Comparisons By Summer
        *  Eagle's Management Is Seeking to Maximize Shareholder Value

NEW YORK, N.Y. -- February 14, 2003 -- Eagle Supply Group, Inc.
("Eagle" or the "Company") (NASDAQ SmallCap: EEGL and EEGLW; BSE: EGL and
EGLW), one of the largest wholesale distributors of residential roofing, drywall, masonry supplies and related products in the United States, today announced financial results for its second quarter and six months ended December 31, 2002.

Revenues for the current quarter ended December 31, 2002 were $51.7 million compared to $59.3 million for the quarter ended December 31, 2001, as restated for the revenues of the discontinued operation of Eagle's Birmingham, Alabama, distribution center which was recently sold. Eagle reported a net loss for the quarter of $540,512, or $0.06 per diluted share, compared to net income of $823,079, or $0.10 per diluted share, for the comparable prior year period. The results are based on weighted average shares outstanding of 9,055,455 for the three-month period ended December 31, 2002 and 8,510,000 for the three-month period ended December 31, 2001.

For the current six-month period ended December 31, 2002, revenues were $112.1 million compared to the $124.8 million for the comparable prior year period, as restated for the revenues of the discontinued operation of Eagle's Birmingham, Alabama, distribution center which was recently sold. Net loss was $767,490, or $0.08 per diluted share, compared to net income of $2,175,111, or $0.26 per diluted share, for the comparable prior year period. The results are based on weighted average shares outstanding of 9,055,455 for the six-month period ended December 31, 2002 and 8,510,000 for the six-month period ended December 31, 2001.

Douglas P. Fields, Eagle's Chief Executive Officer, stated, "Of course, we are disappointed in the decline in our revenues and our reporting a loss for the six-month period just ended, especially in light of the record results that we experienced last year when our revenues grew by more than $40 million and our net


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Eagle Supply Group, Inc.
February 14, 2003
Page 2

income increased by approximately 63%. It appears that this fiscal year may be the first fiscal year since Eagle's IPO that our revenues decline. However, as we have previously reported, Eagle's management is aggressively addressing the challenges that we face. For example, we have announced that, since July 2002, we have implemented approximately $2,700,000 on an annualized basis in expense reductions and other profit enhancements; furthermore, we recently announced that we had sold our Birmingham, Alabama, distribution center which will improve our operating income on an annualized basis by approximately $300,000 after taking a one-time loss on the sale of approximately $90,000. As a result of these moves alone, we believe that our operating results are enhanced by approximately $3,000,000 on an annualized basis compared to our operating situation during July 2002."

Mr. Fields continued, "In addition, we have stated that we are taking an aggressive approach to improving our gross profit margins. Although profit margins in a number of our market areas have been under competitive pressure, we are working to improve our margins. We have a continuing program to assess the profitability of each of our customers, and, if necessary, seek price increases on accounts that we deem are not providing a proper return to the Company. In addition, we are working to increase our profit margins by improving our product mix in certain market areas, relinquishing or repricing some lower margin business, and repricing our product lines at appropriate opportunities. We have identified in this and in previous reports and releases the steps that management is taking to regain profitability for Eagle. We also have indicated that, as a result of the tighter competitive environment in a number of our markets, we are carefully evaluating all of our customers and our operations, we are focusing substantial attention not only on reducing costs, improving revenues, product mix, and profit margins but also on areas such as customer financial services and on collecting our accounts and notes receivable. Eagle has established reserves against accounts and notes receivables based on management's assessment of the payment history and financial stability of our customers and the economic environment in our market areas. Such reserves, which have a negative impact on our operations, are at levels that are considerably higher than they have been in prior periods. Management is working to improve this situation, although there can be no assurance of this."

Mr. Fields added, "Furthermore, we are currently assessing some of our distribution facilities with the objective of assuring that the costs of operations of those facilities is consistent with our levels of business in their marketplaces. We believe that we have an opportunity to create some important cost efficiencies in those market areas. We are, however, not planning to sell any distribution centers during the remainder of this fiscal year."

Mr. Fields stated, "Eagle currently is negotiating to renew or replace our existing asset based secured credit facility with our current lender as well as with a number of other lenders which have indicated an interest in lending to Eagle. We are seeking a larger loan facility, and we currently anticipate making an announcement regarding this matter by this summer."

Mr. Fields continued, "As we have stated previously, Eagle's objective is to achieve visible, profitable, quarter-over-quarter comparisons in our net income and earnings per share by no later than the summer of 2003. In addition to the $3,000,000 in expense reductions and other profit enhancements on an annualized basis that I mentioned earlier, we have identified approximately $300,000 in additional annualized overhead expense reductions which should be implemented in our next fiscal year which begins July 1, 2003."



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Eagle Supply Group, Inc.
February 14, 2003
Page 3


Mr. Fields added, "We reported last week that our President, James E. Helzer, made an important investment in shares of common stock of Eagle by investing $1 million to buy 1,000,000 newly issued, unregistered shares of Eagle's common stock and a warrant to purchase 1,000,000 more shares of Eagle's common stock at a price of $1.50 per share, subject to adjustment. Our
Chief Financial Officer and I also each agreed to accept 100,000 shares of Eagle's newly issued, unregistered common stock in lieu of $100,000 cash compensation before the end of the current fiscal year that ends June 30, 2003. In making these investments, each of the principal executive officers of Eagle stated last week that he believes that, at the market prices at the time of the investment, the common stock is a great investment opportunity. Let me assure each of our shareholders that the management of Eagle is seeking to maximize the value of the shares of Eagle's common stock and are exerting their efforts in an attempt to seek this value for the shareholders sooner rather than later."

Mr. Fields continued, "We have also advised our shareholders in our previous reports that Eagle participates in an industry that has experienced substantial consolidation during the last eight to ten years. In fact, a number of important transactions have been consummated during the last year in our industry, and we believe that there are other prospective transactions on the horizon. Although Eagle is always on the lookout to acquire compatible companies in our industry, Eagle itself has from time to time been approached as a possible acquisition target. Although inquiries and conditional proposals that Eagle has received in this regard were not pursued for a variety of reasons, it is possible that Eagle may in the future pursue a proposal from a serious potential acquirer. Of course, there can be no assurance that Eagle will receive a serious proposal to be acquired, that any such proposal would be potentially acceptable to Eagle, that Eagle would pursue such a proposal, that any such proposal would be based upon any pro-forma add-backs, or that any such proposal would be consummated."

Mr. Fields said, "In our February 7, 2003 press release, I said that it is an important objective of Eagle to obtain visible and foreseeable, favorable quarter-over-quarter comparisons in results of operations and earnings per share by this summer, and we believe that the efforts and decisions that management is making this fiscal year will enable Eagle to meet that objective. That belief continues to be management's position, and I believe that management's investment in the common stock of Eagle demonstrates our confidence that such results can be obtained. Furthermore, as I stated earlier, management of Eagle is seeking to maximize the value of the shares of Eagle's common stock and intends to seek to obtain this value for the shareholders sooner rather than later."

All financial information is unaudited unless expressly stated otherwise.

This document includes statements that may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as statements relating to our financial condition, results of operations, plans, objectives, future performance and business operations. These statements relate to expectations concerning matters that are not historical facts. Accordingly, statements that are based on management's projections, estimates, assumptions, and judgments are forward-looking statements. These forward-looking statements are typically identified by words or phrases such as "believes," "expects," "anticipates," "plans," "estimates," "approximately," "intend," and other similar words and phrases, or future or conditional verbs such as "will," "should," "would," "could," and "may." These forward-looking statements are based largely on our current expectations, assumptions, estimates, judgments, and projections about our business and our industry, and they involve inherent risks and uncertainties. Although we believe our expectations are



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Eagle Supply Group, Inc.
February 14, 2003
Page 4

based on reasonable assumptions, judgments, and estimates, forward-looking statements involve known and unknown risks, uncertainties, contingencies, and other factors that could cause our or our industry's actual results, level of activity, performance or achievement to differ materially from those discussed in or implied by any forward-looking statements made by or on behalf of Eagle Supply Group, Inc. and could cause our financial condition, results of operations, or cash flows to be materially adversely affected. In evaluating these statements, some of the factors that you should consider include the following:

     * general economic and market conditions, either nationally or in the markets where we conduct our business, may be less favorable than expected;

     * we may be unable to find suitable equity or debt financing when needed on terms commercially reasonable to us;

     * we may be unable to locate suitable facilities or personnel to open or maintain distribution center locations;

     * we may be unable to identify suitable acquisition candidates or, if identified, unable to consummate any such acquisitions;

     * there may be interruptions or cancellations of sources of supply of products to be distributed or significant increases in the costs of such products;

     * there may be changes in the cost or pricing of, or consumer demand for, our industry's distributed products;

     * we may be unable to collect our accounts or notes receivables when due or within a reasonable period of time after they become due and payable;

     *     there may be a significant increase in competitive pressures; and

     * there may be changes in accounting policies and practices, as may be adopted by regulatory agencies as well as the Financial Accounting Standards Board.

Please see the "Risk Factors" in Eagle's filings (including Forms 10-K and registration statements) with the Securities and Exchange Commission for a description of some, but not all, risks, uncertainties and contingencies. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.


                            (Tables follow)







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Eagle Supply Group, Inc.
February 14, 2003
Page 5


                          EAGLE SUPPLY GROUP, INC.


                                        CONDENSED STATEMENTS OF OPERATIONS
                                        ----------------------------------
                                                    (Unaudited)

                                          Three Months Ended December 31,
                                          -------------------------------
                                               2002                2001
                                          ---------------     ---------------

Revenues                                  $    51,668,421     $    59,332,825
                                          ---------------     ---------------

(Loss) Income from Continuing Operations  $      (333,013)    $     1,903,070
                                          ---------------     ---------------
Net (Loss) Income from Continuing
  Operations                              $      (426,918)    $       911,524
                                          ---------------     ---------------
Loss from Discontinued Operation          $      (113,594)    $       (88,445)
                                          ---------------     ---------------

Net (Loss) Income                         $      (540,512)    $       823,079
                                          ---------------     ---------------

Basic and Diluted Net (Loss) Income
  Per Share:
  Net (loss) from continuing operations   $          (.05)    $           .11
                                          ---------------     ---------------
  Loss from discontinued operations                  (.01)               (.01)
                                          ---------------     ---------------
                                          $          (.06)    $           .10
                                          ---------------     ---------------
Common Shares Used in Basic and
   Diluted Net (Loss) Income Per Share          9,055,455           8,510,000
                                          ---------------     ---------------


                                            Six Months Ended December 31,
                                            -----------------------------
                                               2002                2001
                                          ---------------     ---------------

Revenues                                  $   112,058,048     $   124,845,507
                                          ---------------     ---------------

(Loss) Income from Continuing Operations  $      (109,234)    $     4,686,280
                                          ---------------     ---------------
Net (Loss) Income from Continuing
  Operations                              $      (576,473)    $     2,306,944
                                          ---------------     ---------------
Loss from Discontinued Operation          $      (191,017)    $      (131,833)
                                          ---------------     ---------------

Net (Loss) Income                         $      (767,490)    $     2,175,111
                                          ---------------     ---------------

Basic and Diluted Net (Loss) Income
  Per Share:
  Net (loss) income from continuing
    operations                            $          (.06)    $           .27
                                          ---------------     ---------------
  Loss from discontinued operations                  (.02)               (.01)
                                          ---------------     ---------------
                                          $          (.08)    $           .26
                                          ---------------     ---------------

Common Shares Used in Basic and
   Diluted Net (Loss) Income Per Share          9,055,455           8,510,000
                                          ---------------     ---------------


                                              SELECTED BALANCE SHEET DATA
                                              ---------------------------

                                          December 31, 2002    June 30, 2002
                                            (Unaudited)          (Audited)

Cash and Cash Equivalents                 $     1,770,155     $     5,355,070
                                          ---------------     ---------------
Total Current Assets                      $    64,445,683     $    81,626,460
                                          ---------------     ---------------
Total Assets                              $    85,331,463     $    99,699,035
                                          ---------------     ---------------
Total Current Liabilities                 $    62,696,167     $    36,417,032
                                          ---------------     ---------------
Total Liabilities                         $    64,393,409     $    77,988,467
                                          ---------------     ---------------
Shareholders' Equity                      $    20,938,054     $    21,710,568
                                          ---------------     ---------------




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